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                                                                     Exhibit 4.6

                    AGREEMENT REGARDING REGISTRATION OF SHARES

     This AGREEMENT REGARDING REGISTRATION OF SHARES ("Agreement") is made as of May 17, 2004 by and between NAVTEQ Corporation ("Company") and NavPart I B. V. ("Stockholder").

     WHEREAS, the Company has filed a registration statement on Form S-1 ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, ("Act") to register the offer and sale of certain shares of the Company's common stock, $0.001 par value, held by Philips Consumer Electronic Services B. V. ("Philips") pursuant to a firm commitment underwritten public offering ("Offering"); and

     WHEREAS, the Stockholder has requested that the Company register the offer and sale under the Act certain shares of the Company's common stock it holds ("Stockholder Shares") by including such shares in the Registration Statement; and

     WHEREAS, the Company has indicated its willingness to include such Stockholder Shares in the Registration Statement, subject to the terms and conditions specified in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. AGREEMENT TO REGISTER SHARES. Subject to the conditions set forth herein, the Company agrees to use its commercially reasonable efforts to register the Stockholder Shares by including such shares in the Registration Statement. The number of Stockholder Shares to be registered will be determined through consultation with Credit Suisse First Boston LLC and Merrill Lynch & Co., the Underwriters of the Offering. Such number of shares may be increased or decreased at any time prior to the completion of the Offering in the sole discretion of the Underwriters.

2. CONDITIONS TO COMPANY'S OBLIGATION. In addition to the condition set forth in Section 5 below, the obligations of the Company to include the Stockholder Shares in the Registration Statement are expressly subject to the following conditions:

     (a) the Stockholder shall become a party to the Underwriting Agreement between the Company, the Underwriters, Philips and the Stockholder;

     (b) the Stockholder cooperates with the Company and the Underwriters as requested by the Company and/or Underwriters in connection with the Registration Statement and the Offering, including, without limitation, providing such information as is requested by them for inclusion in the Registration Statement and executing such agreements, acknowledgments and certificates as are customary in transactions of this type;

     (c) Philips consents to the inclusion of the Stockholder Shares in the Registration Statement; and

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     (d)  the Registration Statement is not withdrawn and/or the Offering is not completed for any reason.

3. FEES AND EXPENSES. The Company shall be responsible for the Securities and Exchange Commission, National Association of Securities Dealers, Inc., New York Stock Exchange and "blue sky" law registration, qualification and compliance fees and expenses in connection with the registration of the Stockholder Shares. The Selling Stockholder shall be responsible for all underwriting discounts, selling commissions and transfer taxes, if any, applicable to the sale of the Stockholder Shares, and the fees and expenses of its counsel.

4. NO OTHER REGISTRATION RIGHTS. The Stockholder acknowledges and agrees that the Company's agreement to register the Stockholder Shares pursuant to this Agreement does not create any further right of Stockholder to have any of its shares registered in any subsequent registration of the offer and sale of Company securities under the Act (whether in an offering by the Company or for the account of any Company securityholder). The Stockholder further acknowledges and agrees that nothing in this Agreement is intended to make the Stockholder a party to or confer upon such Stockholder any rights set forth in that certain Registration Rights Agreement dated as of March 29, 2001 by and between the Company and Philips.

5. AGREEMENT OF UNDERWRITERS. The obligations of the Company and the rights of the Stockholder under this Agreement are expressly conditioned on the consent and agreement of the Underwriters to include the Stockholder Shares in the Offering. In the event that the Underwriters determine, in their sole discretion, not to include the Stockholder Shares in the Offering, the Company's obligations under this Agreement shall cease and be of no further force or effect.

6. REASONABLE INVESTIGATION. In connection with the preparation and filing of the Registration Statement and the completion of the Offering, the Company will provide the Stockholder reasonable and customary access to the Company's books and records and such opportunities to discuss the business of the Company with its officers as shall be reasonably necessary to conduct a reasonable investigation within the meaning of the Act.

7. NON-TRANSFERABILITY. The rights and obligations of the Stockholder under this Agreement may not be transferred or assigned without the written agreement of the Company.

8. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the state of Delaware, but not including the choice of law rules thereof.

9. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subject matters described herein and supersedes and any and all prior agreements and understandings between the parties with regard to the subject matters described herein. This Agreement may be amended or modified only by written agreement of the parties.

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10.  EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         [remainder of page intentionally blank -signature page follows]

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          [signature page - Agreement Regarding Registration Of Shares]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                COMPANY:

                                NAVTEQ Corporation

                                By:      /s/ Judson C. Green
                                       --------------------------
                                       Judson C. Green
                                       President and Chief Executive Officer


                                STOCKHOLDER:

                                NavPart I B.V.

                                By:    /s/ Dirk-Jan van Omineren
                                       --------------------------
                                Name:  Dirk-Jan van Omineren
                                       --------------------------
                                Title:        Director
                                       --------------------------

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